UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2011

RODOBO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50340	75-2980786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

380 Changjiang Road, Nangang District,
Harbin, PRC, 150001
 (Address of principal executive offices)

Registrant’s telephone number, including area code:
011-86-451-82260522

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

    On February 28, 2011, Rodobo International, Inc. (the “Company”) issued a press release announcing that it has been orally informed that its operating subsidiary in PRC, Harbin Rodobo Dairy Co., Ltd, has passed its on-the-spot inspection performed by the Heilongjiang Bureau of Quality and Technical Supervision and will obtain the new production license for its infant formula powder products in March 2011.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued on February 28, 2011

Forward-Looking Statements

This filing contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements are only predictions and are not guarantees of future performance.  Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of Rodobo International, Inc. and its subsidiaries that my cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements.  Although Rodobo International, Inc. believes that the expectations and assumptions reflected in the forward-looking statements are reasonable based on information currently available to its management, Rodobo International, Inc. cannot guarantee future results or events.  Rodobo International, Inc. expressly disclaims a duty to update any of the forward-looking statement.

 No Offer or Solicitation

    This filing is for informational purposes only and does not constitute an offer, or invitation, or solicitation of an offer, to subscribe for or purchase any securities of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Rodobo International, Inc

By:	/s/ Yanbin Wang
Name:	Yanbin Wang
Title:	Chairman and Chief Executive Officer

Dated: March 4, 2011